UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2023

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2023 (the “Eighth Amendment Effective Date”), HighPeak Energy, Inc. (the “Company”), as borrower, Wells Fargo Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto entered into that certain Eighth Amendment to Credit Agreement (the “Credit Agreement Amendment”), which upon effectiveness, amended that certain Credit Agreement, dated as of December 17, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified by that certain (i) First Amendment to Credit Agreement, dated as of June 23, 2021, (ii) Second Amendment to Credit Agreement, dated as of October 1, 2021, (iii) Third Amendment to Credit Agreement, dated as of February 9, 2022, (iv) Fourth Amendment to Credit Agreement, dated as of June 27, 2022 (v) Fifth Amendment to Credit Agreement, dated as of October 14, 2022, (vi) Sixth Amendment to Credit Agreement, dated as of October 31, 2022, (vii) Seventh Amendment to Credit Agreement, dated as of December 9, 2022 and (viii) the Credit Agreement Amendment, (the “Credit Agreement”)), by and among the Company, Wells Fargo Bank, National Association, as administrative agent, the guarantors party thereto and the lenders party thereto to, among other things, (a) increase the borrowing base to $700 million, (b) add an aggregate elected commitments concept at an initial amount of $575 million, (c) provide that the applicable margin shall be determined in reference to such aggregate elected commitments (as opposed to being determined in reference to the borrowing base before giving effect to the Credit Agreement Amendment), (d) modify the permitted dividends and distributions conditions such that minimum availability under the credit facility must be 25% of such aggregate elected commitments (as opposed to the borrowing base before giving effect to the Credit Agreement Amendment), (e) permit quarterly dividends and distributions in an amount not to exceed $4.0 million provided that there is no default and that after giving effect thereto and any concurrent borrowing, the Company is in pro forma compliance with its financial covenants, (f) require the Company, on or before June 30, 2023, to redeem or refinance the 2024 Senior Notes (as defined in the Credit Agreement), allocate a portion of its cash flow that will retire the 2024 Senior Notes on or before November 30, 2023 or amend the terms of the 2024 Senior Notes to extend the scheduled repayment thereof to no earlier than February 15, 2025, (g) permit the redemption of Specified Additional Debt (as defined in the Credit Agreement) with the proceeds of Loans if pre-approved by all Lenders provided that there is no default and that after giving effect thereto, the Company is in pro forma compliance with its financial covenants and (h) add Texas Capital Bank as a Lender.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1
Eighth Amendment To Credit Agreement, dated as of March 14, 2023, among HighPeak Energy, Inc., as Borrower, Wells Fargo Bank, National Association, as the administrative agent, the guarantors party thereto and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: March 15, 2023
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

3